Exhibit 3.4
Adopted as of December 13, 2001
Amended November 7, 2002
Amended and Restated February 20, 2003
CODE OF BY-LAWS
OF
ENDOCYTE, INC.
ARTICLE 1
Identification, Seal and Fiscal Year
     Section 1.01. Name. The name of the Corporation is Endocyte, Inc. (the “Corporation”). The Corporation is incorporated under the laws of the State of Delaware (the “State”) and is subject to the Delaware General Corporation Law, as amended from time to time (the “Act”).
     Section 1.02. Seal. The board of directors of the Corporation (the “Board”) may designate the design and cause the Corporation to obtain and use a corporate seal, but the failure of the Board to designate a seal or the absence of the impression of the corporate seal from any document does not affect in any way the validity or effect of the document.
     Section 1.03. Fiscal Year. The fiscal year of the Corporation shall end on the last day of December each year.
ARTICLE 2
Shares
     Section 2.01. Certificates for Shares. Each holder of the shares of the Corporation (together, the “Shareholders”) shall be entitled to a certificate in the form prescribed by the Board from time to time, signed by the President or the Vice-President, and the Secretary or Treasurer (or Assistant Secretary or Assistant Treasurer, if any) of the Corporation.
     Section 2.02. Transfer of Shares. The shares of the Corporation shall be transferable only on the books of the Corporation upon delivery to the Corporation of the certificates representing the same properly endorsed by the registered holder or by his duly authorized attorney. The Board may adopt any requirements it sees fit to provide assurance of authenticity of endorsements, including requirements for a witness or signature guarantee by a financial institution, registered securities broker or dealer, or other party. Within a reasonable time after the transfer of shares without certificates, the Corporation shall send the Shareholder a written statement of the information required by Section 2.01 of these By-Laws.
     Section 2.03. Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate for shares in the place of any certificate theretofore issued and alleged to have been lost, stolen or destroyed, but the Board may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to furnish an affidavit as to the loss, theft or destruction and to give a bond in such form and substance, and with such surety or sureties, with fixed or open penalty, as it may direct to indemnify the Corporation against any claim that may be made on account of the alleged loss, theft or destruction of the certificate. A new certificate may be issued without requiring any bond when, in the judgment of the Board, it is not imprudent to do so.
     Section 2.04. Issue and Consideration for Shares. The Board may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the Corporation. The Corporation, through the Board, may but is not required to place in escrow shares issued for a contract for future services or benefits or a promissory note, or make other arrangements to restrict the transfer of the shares, and may but is not required to credit distributions in respect of the shares against their purchase price, until the services are performed, the note is paid, or the benefits received. If the services are not performed, the note is not paid, or the benefits are not received, the shares escrowed or restricted and the distributions credited may, at the discretion of the Board, be cancelled in whole or in part. The adequacy of the consideration is to be determined by the Board, and that determination is conclusive insofar as the adequacy of the shares relates to whether the shares are validly issued, fully paid, and nonassessable. Once the Corporation receives the consideration for which the Board authorized the issuance of the shares, the shares are fully paid and nonassessable.
ARTICLE 3
Meetings of Shareholders
     Section 3.01. Place of Meetings. All meetings of Shareholders shall be held at the principal office of the Corporation or at any other place, within or without the State, as may be specified in the respective notices or waivers of notice of the meeting.
     Section 3.02. Annual Meeting. Unless otherwise determined by the Board, the annual meeting of the Shareholders for the election of members of the Board (the “Directors”), and for the transaction of other business as may properly come before the meeting, shall be held within four (4) months following the close of each fiscal year. Failure to hold the annual meeting at the designated time does not affect the validity of any corporate action.
     Section 3.03. Special Meetings. Special meetings, for any purpose or purposes (unless otherwise prescribed by law), may be called by the Board, the Chairman or the President, and shall be called by the President at (a) the request in writing of a majority of the Board, or (b) the written demand, delivered to the Secretary, of Shareholders holding of record not less than 25% of all the votes entitled to be cast on the business proposed to be transacted thereat. All requests or demands for special meetings shall state the purpose or purposes of the proposed meeting, and the business transacted at such meeting shall be confined to the purposes stated in the call and matters germane thereto.
     Section 3.04. Record Date. The Board may fix a record date, not earlier that the date of the resolution calling the meeting and not less that ten (10), nor more than sixty (60) days prior to the date of any meeting of the Shareholders, for the purpose of determining the Shareholders entitled to notice of and to vote at the meeting. In the absence of action by the Board fixing a record date as herein provided, the record date shall be the close of business of the day preceding the day notice of the meeting was sent.
     Section 3.05. Notice of Meetings. A written or printed notice, stating the place, day and hour of the meeting, and, in the case of a special meeting or when otherwise required by any provision of the Act, the Certificate of Incorporation of the Corporation (the “Certificate”) or these By-Laws, the purpose or purposes for which the meeting is called, shall be delivered or mailed by the Secretary or by the persons calling the meeting to each Shareholder at the time entitled to vote or otherwise entitled to notice under the Act, at such address as appears on the records of the Corporation, or shall be given orally in person or by telephone, at least ten (10) and not more than sixty (60) days before the date of the meeting. Notice of any special meeting called at the written demand of Shareholders shall be delivered or mailed within thirty (30) days of the Secretary’s receipt of the demand. Each Shareholder who has in the manner provided in Section 3.06 of these By-Laws waived notice of a Shareholders’ meeting, or who personally attends a Shareholders’ meeting, or is represented at the meeting by a proxy duly authorized to appear by an instrument of proxy complying with the requirements hereinafter set forth, shall be conclusively presumed to have been given due notice of the meeting.
     Section 3.06. Waiver of Notice. Notice of any annual or special meeting may be waived in writing by any Shareholder, before or after the date and time of the meeting specified in the notice, by a written waiver delivered to the Corporation for inclusion in the minutes or filing with the corporate records. A Shareholder’s attendance at any meeting in person or by proxy shall constitute a waiver of (a) objection to lack of notice or defective notice of the meeting, unless the Shareholder or his proxy at the beginning of the meeting objects to the holding of or the transaction of business at the meeting, and (b) objection to consideration at the meeting of any business that is not within the purpose or purposes described in the meeting notice, unless the Shareholder or his proxy objects to considering the matter when it is presented.
     Section 3.07. Proxies. A Shareholder entitled to vote at any meeting may vote either in person or by proxy executed in writing by the Shareholder or a duly authorized attorney-in-fact of the Shareholder. For purposes of this Section, a proxy granted by telegram, facsimile, email or other document transmitted electronically for or by a Shareholder shall be deemed executed in writing by the Shareholder. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes. The general proxy of a fiduciary shall be given the same effect as the general proxy of any other Shareholder. An appointment of a proxy is revocable by a Shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.
     Section 3.08. Quorum. At any meeting of Shareholders, the holders of a majority of the outstanding shares and a majority of each class or series of shares entitled to vote separately as a class on any business to be transacted at the meeting, represented at the meeting in person or by proxy, shall constitute a quorum. If a quorum is not present at any meeting, the holders of record of a majority of shares present in person or by proxy may adjourn the meeting from time to time, without notice, other than announcement at the meeting, until a quorum shall be present or represented, unless the Board fixes a new record date or if the meeting is adjourned to a date more than thirty (30) days after the date fixed for the original meeting. At any adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally scheduled.
     Section 3,09. Actions by Shareholders. All actions, except the election of Directors, of the shareholders at any meeting shall require the affirmative vote of a majority of the shares present in person or by proxy, unless a greater majority shall be required by the Act or the Certificate. Directors shall be elected by a plurality of the votes cast by the holders of shares in each voting group entitled to vote in the election at a meeting at which a quorum of each voting group is present.
     Section 3.10. Shareholder List. The Secretary shall prepare before each meeting of Shareholders a complete list of the Shareholders entitled to notice of the meeting, arranged in alphabetical order by class of shares (and each series within a class), and showing the address of, and the number of shares entitled to vote held by, each Shareholder (the “Shareholder List”). Beginning ten (10) days before the meeting and continuing throughout the meeting, the Shareholder List shall be on file at the principal office of the Corporation or at a place identified in the meeting notice as the city where the meeting will be held, and shall be available for inspection by any Shareholder entitled to vote at the meeting. On written demand, made in good faith and for a proper purpose and describing with reasonable particularity the Shareholder’s purpose, and if the Shareholder List is directly connected with the Shareholder’s purpose, a Shareholder (or such Shareholder’s agent or attorney authorized in writing) shall be entitled to inspect and to copy the Shareholder List, during regular business hours and at the Shareholder’s expense, during the period the Shareholder List is available for inspection. The original stock register or transfer book, or a duplicate thereof kept in the State, shall be the only evidence as to who are the Shareholders entitled to examine the Shareholder List, or to notice of or to vote at any meeting.
     Section 3.11. Meeting by Telephone, etc. Any or all of the Shareholders may participate in a meeting by or through the use of any means of communication by which all Shareholders participating may simultaneously hear each other during the meeting. A Shareholder participating in a meeting by this means is deemed to be present in person at the meeting.
     Section 3.12. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Shareholders may be taken without a meeting if a consent or consents in writing, setting forth the action to be taken, is signed by Shareholders having not less that the minimum number of votes that would be required to authorize the action at a meeting at which all shares are present and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Action taken under this Section is effective when the last Shareholder signs a written consent.
ARTICLE 4
Board of Directors
     Section 4.01. Duties and Number. The business and affairs of the Corporation shall be managed under the direction of a Board as described in the Certificate of Incorporation.

     Section 4.02. Election, Term of Office and Qualification. Directors shall be elected at each annual meeting of the Shareholders. Directors shall be elected for a term of one (1) year and shall hold office until their respective successors are elected and qualified. Directors need not be residents of the State or Shareholders. No decrease in the number of Directors at any time provided for by these By-Laws shall have the effect of shortening the term of any incumbent Director.
     Section 4.03. Powers of Directors. The Board shall exercise all the powers of the Corporation, subject to the restrictions imposed by law, the Certificate, or these By-Laws.
     Section 4.04. Annual Meeting. Unless otherwise determined by the Chairman, the President or the Board, the Board shall meet each year immediately after the annual meeting of the Shareholders, at the place where the meeting of the Shareholders was held, for the purpose of electing Officers and considering any other business that may properly be brought before the meeting. No notice shall be necessary for the holding of this annual meeting. If the annual meeting is not held as above provided, the election of Officers may be held at any subsequent duly constituted meeting of the Board.
     Section 4.05. Regular Board Meetings. Regular meetings of the Board may be held at stated times or from time to time, and at such place, either within or without the State, as the Board may determine, without call and without notice.
     Section 4.06. Special Board Meetings. Special meetings of the Board may be called at any time by the Chairman or the President, and shall be called on the written request of any member of the Board. Special meetings may be held at any place within or without the State. Notice of a special meeting shall be sent to each Director at his residence or usual place of business by letter sent by first class, certified, or registered United States mail, postage prepaid, or private courier service, fees prepaid or billed to sender, or by telegram, facsimile, email or other form of wire or wireless communication, and shall be effective if received on or before the second (2nd) day preceding the day of the meeting or five (5) days after mailing; or may be personally delivered or given orally to a Director in person or by telephone at any time on or before the second (2nd) day preceding the day of the meeting. A Director may waive any required notice before or after the date and time stated in the notice. Except as provided in the next sentence, the waiver must be in writing, signed by the Director entitled to the notice, and filed with the minutes or corporate records. A Director’s attendance at or participation in a meeting waives any required notice to the Director of the meeting unless the Director at the beginning of the meeting or promptly upon the Director’s arrival objects to holding the meeting or transacting business at the meeting and does not vote for or assent to action taken at the meeting.
     Section 4.07. Meeting by Telephone, etc. Any or all of the members of the Board or of any committee designated by the Board may participate in a meeting of the Board or the committee, or conduct a meeting through the use of, any means of communication by which all persons participating may simultaneously hear each other during the meeting, and participation in a meeting using these means constitutes presence in person at the meeting.

     Section 4.08. Quorum. At all meetings of the Board, a majority of the number of Directors designated for the full Board shall be necessary to constitute a quorum for the transaction of any business, except (a) that for the purpose of filling of vacancies of the Board a majority of Directors then in office shall constitute a quorum, and (b) that a lesser number may adjourn the meeting from time to time until a quorum is present.
     Section 4.09. Actions by Board. The affirmative vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board, unless the act of a greater number is required by law, the Certificate or these By-Laws.
     Section 4.10. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if the action is taken by all members of the Board or of such committee. The action must be evidenced by one (1) or more written consents describing the action taken, signed by each member of the Board or of the committee, and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this Section is effective when the last member of the Board or of the committee signs a written consent.
     Section 4.11. Resignations. Any Director may resign at any time by delivering written notice to the Board, the President, or the Secretary. The resignation shall take effect when the notice is delivered unless the notice specifies a later effective date, and unless otherwise specified in the resignation, the acceptance of the resignation shall not be necessary to make it effective. If the resignation specifies a later effective date, the pending vacancy may be filled before the effective date, but the new Director may not take office until the vacancy occurs.
     Section 4.12. Removal. Any Director may be removed, either with or without cause, at any meeting of the Shareholders called for that purpose if the meeting notice states that the purpose or one of the purposes of the meeting is removal of the Director and if the number of votes cast to remove the Director by the class, classes or series of shares that elected the Director exceeds the number of votes cast by members of the that voting group not to remove the Director.
     Section 4.13. Vacancies. Any vacancy occurring in the Board, including a vacancy resulting from an increase in the number of Directors, may be filled by the Shareholders as described in the Certificate of Incorporation. Each Director so chosen shall hold office until the expiration of the term of the Director, if any, whom he has been chosen to succeed, or, if none, until the expiration of the term designated by the Board for the directorship to which he has been elected, or until his earlier removal, resignation, death, or other incapacity.
     Section 4.14. Compensation of Directors. The Board is authorized to fix the compensation of Directors for attendance at meetings of the Board and additional compensation for additional services any Director may perform for the Corporation.
     Section 4.15. Interest of Directors in Contracts. Any contract or other transaction between the Corporation and (a) any Director, or (b) any corporation, limited liability company, unincorporated association, business trust, estate, partnership, trust, joint venture, individual or other legal entity (“Legal Entity”) (i) in which any Director has a material financial interest or is a general partner, or (ii) of which any Director is a director, officer or trustee (collectively, a “Conflict Transaction”), shall be valid for all purposes, if the material facts of the Conflict Transaction and the Director’s interest were disclosed or known to the Board, a committee with authority to act thereon, or the Shareholders entitled to vote thereon, and the Board, such committee, or such Shareholders authorized, approved, or ratified the Conflict Transaction. A Conflict Transaction is authorized, approved or ratified (y) by the Board or such committee, if it receives the affirmative vote of a majority of the Directors who have no interest in the Conflict Transaction, notwithstanding the fact that such majority may not constitute a quorum or a majority of the Board or such committee or a majority of the Directors present at the meeting, and notwithstanding the presence or vote of any Director who does have such an interest; provided, however, that no Conflict Transaction may be authorized, approved or ratified by a single Director, or (z) by such Shareholders, if it receives the vote of a majority of the shares entitled to be counted, in which vote shares owned or voted under the control of any Director who, or of any Legal Entity that, has an interest in the Conflict Transaction may be counted. This Section shall not be construed to require authorization, ratification or approval by the Shareholders of any Conflict Transaction, or to invalidate any Conflict Transaction that would otherwise be valid under the common and statutory law applicable thereto.
ARTICLE 5
Officers
     Section 5.01. Number. The Officers of the Corporation shall consist of the Chairman of the Board, the President, the Chief Science Officer, one (1) or more Vice-Presidents (if any), the Secretary, the Treasurer, and any other officers chosen by the Board at the times, in the manner and for the terms as the Board may prescribe. Any two (2) or more offices may be held by the same person.
     Section 5.02. Election and Term of Office. The Officers shall be chosen by the Board or by an Officer duly elected or appointed and duly authorized by the Board. Each Officer shall hold office until his successor is chosen and qualified, until his death, until he shall have resigned, or shall have been removed pursuant to these By-Laws.
     Section 5.03. Resignations. Any Officer may resign at any time by delivering written notice to the Board, the President, or the Secretary. A resignation shall take effect when the notice is delivered unless the notice specifies a later effective date, and unless otherwise specified in the resignation, the acceptance of the resignation shall not be necessary to make it effective. If a resignation specifies a later effective date and the Corporation accepts the future effective date, the Board may fill the pending vacancy before the effective date, but the new Officer may not take office until the vacancy occurs.
     Section 5.04. Removal. Any Officer may be removed, either with or without cause, at any time, by the Board or by the Officer who appointed that Officer.

     Section 5.05. Vacancies. Any vacancy occurring in any office shall be filled by the Board or by the Officer who appointed the Officer whose office is now vacant, provided, however, that if the vacancy was created by removal of an Officer by the Board, the Board shall fill the vacancy. The Officer so chosen shall hold office during the remainder of the term for which his predecessor was chosen or as otherwise provided herein.
     Section 5.06. Chairman of the Board. The Chairman of the Board shall preside at all meetings of Shareholders and Directors, discharge all the duties which devolve upon a presiding officer, and shall exercise and perform such other powers and duties as these By-Laws or the Board may prescribe.
     Section 5.07. President. The President shall serve as Chief Executive Officer of the Corporation and, subject to the general control of the Board, shall manage and supervise all the affairs and personnel of the Corporation and shall discharge all the usual functions of the chief executive officer of a corporation. The President shall preside at meetings of Shareholders and Directors in the absence of the Chairman, and shall exercise and perform such other powers and duties as these By-Laws or the Board may prescribe. The President shall have full authority to execute proxies in behalf of the Corporation, to vote stock owned by it in any other corporation, and to execute, with the Secretary, powers of attorney appointing other corporations, partnerships, or individuals the agent of the Corporation, all subject to the provisions of the Act, the Certificate and these By-Laws.
     Section 5.08. Chief Science Officer. The Chief Science Officer shall advise the Board with respect to the Corporation’s research and development projects and shall exercise and perform such other powers and duties as these By-Laws, the Board or the President may prescribe.
     Section 5.09. Vice-Presidents. The Vice-Presidents, in the order designated by the President or the Board, shall exercise and perform the powers and duties incumbent upon the President during the President’s absence or disability and shall exercise and perform such other powers and duties as these By-Laws, the Board or the President may prescribe.
     Section 5.10. Secretary. The Secretary shall attend all meetings of the Shareholders and of the Board, and shall keep or cause to be kept in a book provided for the purpose a true and complete record of the proceedings of such meetings, and shall perform a like duty, when required, for all committees created by the Board. The Secretary shall authenticate the records of the Corporation when necessary and shall exercise and perform such other powers and duties as these By-Laws, the Board, or the President may prescribe. The Secretary shall give all notices of the Corporation and, in case of the Secretary’s absence, negligence, or refusal so to do, any notice may be given by a person directed by the President or by the requisite number of Directors or Shareholders upon whose request the meeting is called.
     Section 5.11. Treasurer. The Treasurer shall keep correct and complete records of account, showing accurately at all times the financial condition of the Corporation. The Treasurer shall be the legal custodian of all moneys, notes, securities and other valuables which may from time to time come into the possession of the Corporation. The Treasurer shall immediately deposit all funds of the Corporation coming into his hands in a reliable bank or other depository to be designated by the Board, and shall keep the accounts in the name of the Corporation. The Treasurer shall furnish at meetings of the Board, or whenever requested thereby, a statement of the financial condition of the Corporation, and shall exercise and perform such other powers and duties as these By-Laws, the Board, or the President may prescribe. The Treasurer may be required to furnish bond in an amount determined by the Board.
     Section 5.12. Assistant Officers. The Board or an Officer duly appointed by the Board may from time to time appoint assistant Officers who shall exercise and perform such powers and duties as the Officers whom they are elected to assist shall specify and delegate to them, and such other powers and duties as these By-Laws, the Board, or the President may prescribe. An Assistant Secretary may, in the absence or disability of the Secretary, attest the execution of all documents by the Corporation.
     Section 5.13. Delegation of Authority. In case of the absence of any Officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may delegate the powers or duties of such Officer to any other Officer or to any Director, for the time being.
ARTICLE 6
Negotiable Instruments, Deeds, Contracts,
Stock and Limitation of Liability
     Section 6.01. Execution of Negotiable Instruments. All checks, drafts, bills of exchange and orders for the payment of money of the Corporation shall, unless otherwise directed by the Board, or unless otherwise required by law, be signed by the President and Chief Executive Officer; provided, however, checks payable in an amount of One Hundred Thousand Dollars ($100,000) or more must also be signed by the Chief Science Officer. The Board may, however, authorize any one or more of these Officers to sign checks, drafts, bills of exchange and orders for the payment of money by the Corporation singly and without necessity of countersignature; and the Board may designate any other employee or employees of the Corporation, who may, in the name of the Corporation, execute checks, drafts, bills of exchange and orders for the payment of money by the Corporation or in its behalf. (Revised Nov. 7, 2002)
     Section 6.02. Execution of Deeds, Contracts, Etc. All deeds, notes, bonds and mortgages made by the Corporation and all other written contracts and agreements, other than those executed in the ordinary course of corporate business, to which the Corporation shall be a party shall be executed in its name by any two of the following Officers: the President, the Chief Science Officer, any Vice President, the Secretary and the Treasurer. The Board may, however, authorize any one or more of these Officers to sign singly and without necessity of countersignature any deeds, notes, bonds and mortgages made by the Corporation and any other written contracts and agreements of the Corporation; and the Board may designate any other employee or employees of the Corporation, who may, in the name of the Corporation, execute deeds, notes, bonds and mortgages made by the Corporation and any other written contracts and agreements of the Corporation or in its behalf.

     Section 6.03. Ordinary Contracts and Agreements. All written contracts and agreements into which the Corporation enters in the ordinary course of business operations shall be executed by any Officer or by any other employee of the Corporation designated by the President to execute such contracts and agreements.
     Section 6.04. Endorsement of Certificates for Shares. Unless otherwise directed by the Board, any share or shares issued by any corporation and owned by the Corporation (including reacquired shares of the Corporation) may, for sale or transfer, be endorsed in the name of the Corporation by the President or a Vice-President, and the Secretary, when necessary or required, shall attest such endorsement.
     Section 6.05. Voting of Shares Owned by Corporation. Unless otherwise directed by the Board, any share or shares issued by any other corporation and owned or controlled by the Corporation may be voted at any shareholders’ meeting of the other corporation by the President of the Corporation, or in his absence by a Vice-President of the Corporation. Whenever, in the judgment of the President, it is desirable for the Corporation to execute a proxy or give a shareholder’s consent in respect to any share or shares issued by any other corporation and owned by the Corporation, the proxy or consent shall be executed in the name of the Corporation by the President or a Vice-President of the Corporation. Any person or persons designated in the manner above stated as the proxy or proxies of the Corporation shall have full right, power and authority to vote the share or shares issued by the other corporation and owned by the Corporation in the same manner as the share or shares might be voted by the Corporation.
     Section 6.06. Limitation of Liability. Directors and members of committees designated by the Board, in the performance of their duties, shall be full protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board, or by any other person as to matters the Director or member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.
ARTICLE 7
Reports
     Section 7.01. Place of Keeping Corporate Books and Records. The Corporation shall keep a copy of the following records at its principal office:
(a)	The Certificate and all amendments or restatements currently in effect.

(b)	These By-Laws and all amendments or restatement currently in effect.

(c)	Minutes of all meetings and Written Consents of its Shareholders and Board.

(d)	Appropriate accounting records.

(e)	A record of its Shareholders.
     All of the records described in this section shall be maintained in written form or in another form capable of conversion into written form within a reasonable time.
     Section 7.02. Annual Financial Statements to Shareholders. On written request of any Shareholder, the Corporation shall prepare and mail to the Shareholder annual financial statements. If the annual financial statements are reported upon by a public accountant, the public accountant’s report must accompany them.
ARTICLE 8
Amendments
     Section 8.01. Amendment of By-Laws. The power to make, alter, amend or repeal these By-Laws is vested in the Board.